UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2019

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road Salt Lake City, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 523-3100

Former name or former address, if changed since last report

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CTRL	The NASDAQ Stock Market LLC

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On July 30, 2019, Control4 Corporation (the “Company” or “Control4”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of May 8, 2019 (the “Merger Agreement”), by and among the Company, Wirepath Home Systems, LLC (“Parent”) and Copper Merger Sub Inc. (“Merger Sub”), which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent.

As of the close of business on June 12, 2019, the record date for the Special Meeting, there were 26,799,355 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 19,330,903 shares of Common Stock, representing approximately 72.13% of the outstanding shares of Common Stock entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.              the adoption of the Merger Agreement (the “Merger Proposal”);

2.              the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.              the approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and the Compensation Proposal were approved by the requisite vote of the Company’s stockholders. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The final voting results for each proposal are described below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 21, 2019.

1.                                      Merger Proposal:

For	Against	Abstain
19,222,326	97,240	11,337

2.                                      Compensation Proposal:

For	Against	Abstain
18,717,861	468,030	145,012

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations or beliefs, including, but not limited to, our expectations concerning our operations and financial performance and condition, and our expectations regarding our ability to complete the Merger and the timing of the Merger, as well as our ability to realize the anticipated benefits from the Merger. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ and similar expressions are intended to identify such forward- looking statements. These forward-looking statements are not guarantees of future performance

2

and are subject to certain risks and uncertainties that are difficult to predict. Control4’s actual results could differ materially from those contained in the forward-looking statements due to risks and uncertainties associated with fluctuations in our quarterly operating results, concentration of our product offerings, development risks involved with new products and technologies, competition, our contractual relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Control4’s filings with the Securities and Exchange Commission. Risks and uncertainties related to the Merger include, but are not limited to:

•       The occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•       The failure of the parties to satisfy conditions to completion of the Merger;

•       The risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated;

•       Changes in our business or in our or our businesses’ operating prospects;

•       The impact of the announcement of, or failure to complete, the Merger on our relationships with employees, customers, vendors and other business partners;

•       Potential litigation related to the Merger;

•       Risks associated with the diversion of management’s attention or other resources from other critical business operations and strategic priorities due to the Merger; and

•       Changes in domestic and global economic, political and market conditions.

Other factors that may cause such differences include, but are not limited to, those described in the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. Control4 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

Dated: July 30, 2019	By:	/s/ Mark Novakovich
	Name:	Mark Novakovich
	Title:	Chief Financial Officer

3